Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2016 SECOND-QUARTER RESULTS;
REVISES 2016 FULL-YEAR REPORTED DILUTED EPS FORECAST FOR IMPROVED CURRENCY, REFLECTING CURRENCY-NEUTRAL GROWTH OF APPROXIMATELY
10% TO 12% VS. 2015 ADJUSTED DILUTED EPS OF $4.42

2016 Second-Quarter

•	Reported diluted earnings per share of $1.15, down by $0.06 or 5.0% versus $1.21 in 2015

•	Excluding unfavorable currency of $0.08, reported diluted earnings per share up by $0.02 or 1.7% versus $1.21 in 2015 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.15, down by $0.06 or 5.0% versus $1.21 in 2015

•	Excluding unfavorable currency of $0.08, adjusted diluted earnings per share up by $0.02 or 1.7% versus $1.21 in 2015 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 209.3 billion units, down by 4.8%

•	Reported net revenues of $19.0 billion, up by 1.5%

•	Net revenues, excluding excise taxes, of $6.6 billion, down by 3.1%

•	Excluding unfavorable currency of $303 million, net revenues, excluding excise taxes, up by 1.4% as detailed in the attached Schedule 10

•	Reported operating income of $2.8 billion, down by 4.8%

•	Operating companies income of $2.8 billion, down by 4.8%

•	Excluding unfavorable currency of $198 million, operating companies income up by 1.8% as detailed in the attached Schedule 10

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 11, of $2.8 billion, down by 4.8%

•	Excluding unfavorable currency of $198 million, adjusted operating companies income up by 1.8% as detailed in the attached Schedule 11

2016 Six Months Year-to-Date

•	Reported diluted earnings per share of $2.13, down by $0.24 or 10.1% versus $2.37 in 2015

•	Excluding unfavorable currency of $0.28, reported diluted earnings per share up by $0.04 or 1.7% versus $2.37 in 2015 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $2.13, down by $0.24 or 10.1% versus $2.37 in 2015

•	Excluding unfavorable currency of $0.28, adjusted diluted earnings per share up by $0.04 or 1.7% versus $2.37 in 2015 as detailed in the attached Schedule 16

•	Cigarette shipment volume of 405.3 billion units, down by 3.2%

•	Reported net revenues of $35.8 billion, down by 0.8%

•	Net revenues, excluding excise taxes, of $12.7 billion, down by 5.5%

•	Excluding unfavorable currency of $994 million, net revenues, excluding excise taxes, up by 1.9% as detailed in the attached Schedule 14

•	Reported operating income of $5.2 billion, down by 9.3%

•	Operating companies income of $5.4 billion, down by 9.3%

•	Excluding unfavorable currency of $581 million, operating companies income up by 0.5% as detailed in the attached Schedule 14

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 15, of $5.4 billion, down by 9.3%

•	Excluding unfavorable currency of $581 million, adjusted operating companies income up by 0.5% as detailed in the attached Schedule 15

2016 Full-Year Forecast

•
PMI revises its 2016 full-year reported diluted earnings per share forecast for currency only to be in a range of $4.45 to $4.55, at prevailing exchange rates, versus $4.42 in 2015. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.40 for the full-year 2016, the diluted earnings per share range represents a projected increase of approximately 10% to 12% versus adjusted diluted earnings per share of $4.42 in 2015 as detailed in the attached Schedule 20

•	This forecast does not include any share repurchases in 2016

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, July 19, 2016 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2016 second-quarter results.

“Although our second-quarter results were generally in line with our expectations, our cigarette shipment volume was particularly impacted by declines in low-margin geographies. Nevertheless, we remain fully on track to deliver our full-year guidance, revised today for improving currency, which continues to represent a currency-neutral adjusted diluted EPS growth rate of approximately 10% to 12% versus 2015," said André Calantzopoulos, Chief Executive Officer.

"As previously communicated, we expect the growth to be skewed towards the second half of this year, and the fourth quarter in particular."

“A highlight of the quarter was our exceptional iQOS performance in Japan, where HeatSticks reached a national share for the quarter of 2.2%, demonstrating the tremendous potential of the Reduced-Risk Products category."

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on July 19, 2016. Access is at www.pmi.com/webcasts. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

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Dividends and Share Repurchase Program
During the quarter, PMI declared a regular quarterly dividend of $1.02, representing an annualized rate of $4.08 per common share. PMI did not make any share repurchases in the first six months of 2016.

2016 SECOND-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries. References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. National market share for HeatSticks in Japan is defined as the total sales volume for HeatSticks as a percentage of the total estimated sales volume for cigarettes and HeatSticks. "North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia. "OTP" is defined as other tobacco products. "EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business. In the fourth quarter of 2015, to further align with the Member State composition of the European Union, PMI transferred the management of its operations in Bulgaria, Croatia, Romania and Slovenia from its Eastern Europe, Middle East & Africa segment to its European Union segment, resulting in the reclassification of current and prior year amounts between the two segments.  The reclassification was not material to the respective segments’ results. Operating companies income, or “OCI,” is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. PMI's management evaluates business segment performance and allocates resources based on OCI. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, discrete tax items and unusual items. Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), as well as free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt. PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be neither considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release. "Reduced-Risk Products" (“RRPs”) is the term the company uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes. PMI’s RRPs are in various stages of development and commercialization, and we are conducting extensive and rigorous scientific studies to determine whether we can support claims for such products of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking cigarettes. Before making any such claims, we will rigorously evaluate the full set of data from the relevant scientific studies to determine whether they substantiate reduced exposure or risk. Any such claims may also be subject to government review and authorization, as is the case in the United States today. Trademarks and service marks in this press release that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

NET REVENUES (Excluding Excise Taxes)

PMI Net Revenues (Excl. Excise Taxes)	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
European Union	$2,155	$2,060	4.6%	2.7%	$4,018	$4,011	0.2%	3.1%
EEMA	1,664	1,847	(9.9)%	(0.6)%	3,266	3,631	(10.1)%	0.2%
Asia	2,133	2,145	(0.6)%	1.1%	4,101	4,300	(4.6)%	(0.3)%
Latin America & Canada	697	807	(13.6)%	3.2%	1,347	1,533	(12.1)%	8.7%
Total PMI	$6,649	$6,859	(3.1)%	1.4%	$12,732	$13,475	(5.5)%	1.9%

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In the quarter, net revenues, excluding excise taxes, of $6.6 billion declined by 3.1%. Excluding unfavorable currency of $303 million, net revenues, excluding excise taxes, increased by 1.4%, driven by favorable pricing of $344 million from across all Regions, despite a lower favorable price variance compared to the second quarter of 2015 in Argentina and unfavorable comparisons notably in Japan, Korea and Ukraine. The favorable pricing was partly offset by unfavorable volume/mix of $251 million across all Regions, principally EEMA, mainly North Africa and Russia.

OPERATING COMPANIES INCOME

PMI OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
European Union	$1,070	$1,005	6.5%	3.5%	$1,976	$1,932	2.3%	3.5%
EEMA	794	853	(6.9)%	10.1%	1,427	1,719	(17.0)%	1.7%
Asia	749	797	(6.0)%	(5.4)%	1,527	1,731	(11.8)%	(7.9)%
Latin America & Canada	224	325	(31.1)%	(7.1)%	453	555	(18.4)%	11.7%
Total PMI	$2,837	$2,980	(4.8)%	1.8%	$5,383	$5,937	(9.3)%	0.5%

In the quarter, operating companies income of $2.8 billion was down by 4.8%. Excluding unfavorable currency of $198 million, operating companies income increased by 1.8%, mainly resulting from: favorable pricing, despite a lower favorable price variance compared to the second quarter of 2015 in Argentina, reflecting the impact of excise tax-driven price increases, and unfavorable comparisons notably in Japan, Korea and Ukraine. The favorable pricing was largely offset by: unfavorable volume/mix of $313 million, primarily in EEMA, mainly North Africa and Russia, and Asia, predominantly Japan; and higher costs in support of PMI's Reduced-Risk Products, partly offset by lower manufacturing costs.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 1.8%. Adjusted operating companies income margin, excluding currency, increased by 0.3 points to 43.7%, reflecting the factors mentioned above, as detailed on Schedule 11.

PMI OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$2,837	$2,980	(4.8)%	1.8%	$5,383	$5,937	(9.3)%	0.5%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$2,837	$2,980	(4.8)%	1.8%	$5,383	$5,937	(9.3)%	0.5%
Adjusted OCI Margin*	42.7%	43.4%	(0.7)	0.3	42.3%	44.1%	(1.8)	(0.6)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

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SHIPMENT VOLUME & MARKET SHARE

PMI cigarette shipment volume by Region is shown in the table below.

PMI Cigarette Shipment Volume by Region	Second-Quarter			Six Months Year-to-Date
(million units)
	2016	2015	Change	2016	2015	Change
European Union	50,399	50,798	(0.8)%	96,392	95,608	0.8%
EEMA	68,332	71,190	(4.0)%	131,458	133,822	(1.8)%
Asia	69,299	75,256	(7.9)%	134,521	145,381	(7.5)%
Latin America & Canada	21,259	22,589	(5.9)%	42,959	43,779	(1.9)%
Total PMI	209,289	219,833	(4.8)%	405,330	418,590	(3.2)%

In the quarter, PMI's total cigarette shipment volume decreased by 4.8%, or by 4.3% excluding unfavorable net estimated inventory movements, primarily reflecting declines in: EEMA, principally North Africa and Russia, partly offset by Turkey and Ukraine; Asia, principally Japan, Pakistan and the Philippines, partly offset by Indonesia; and Latin America & Canada, predominantly Argentina.
Year-to-date, PMI's total cigarette shipment volume decreased by 3.2%, or by 3.1% excluding unfavorable net estimated inventory movements, reflecting declines in: EEMA, principally North Africa and Russia, partly offset by Turkey and Ukraine; Asia, principally Indonesia, Japan, Pakistan and the Philippines, partly offset by Korea; and Latin America & Canada, predominantly Argentina, partly offset by Mexico. The decrease was partly offset by total cigarette shipment volume growth in the EU, driven by Poland and Spain, partly offset by Italy and Romania.

PMI cigarette shipment volume by brand is shown in the table below.

PMI Cigarette Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)
	2016	2015	Change	2016	2015	Change
Marlboro	70,103	72,322	(3.1)%	138,088	139,569	(1.1)%
L&M	24,554	24,546	—%	48,244	47,224	2.2%
Parliament	11,910	11,514	3.4%	22,047	21,084	4.6%
Bond Street	11,361	11,777	(3.5)%	21,083	20,957	0.6%
Chesterfield	11,602	10,611	9.3%	21,778	20,151	8.1%
Philip Morris	8,910	8,831	0.9%	18,119	16,593	9.2%
Lark	7,535	8,270	(8.9)%	14,037	14,714	(4.6)%
Others	63,314	71,962	(12.0)%	121,934	138,298	(11.8)%
Total PMI	209,289	219,833	(4.8)%	405,330	418,590	(3.2)%

In the quarter, cigarette shipment volume of Marlboro decreased, reflecting declines in: EEMA, primarily North Africa, partly offset by Turkey; and Latin America & Canada, mainly Argentina. The decline was partly offset by growth in Asia, driven by Indonesia and the Philippines, partly offset by Japan. Cigarette shipment volume of Marlboro in the EU decreased by 0.3%.
Cigarette shipment volume of L&M was flat, with growth, driven by EEMA, notably North Africa and Ukraine, offset by a decline in Asia, primarily Thailand. Cigarette shipment volume of Parliament increased, mainly driven by Korea and Turkey. Cigarette shipment volume of Bond Street decreased, mainly due to the EU and Russia, partly offset by Ukraine. Cigarette shipment volume of Chesterfield increased, mainly driven by the morphing of Red & White in the Czech Republic, Italy and Turkey, partly offset by Russia. Cigarette shipment volume of Philip

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Morris increased, mainly driven by Hungary, as well as Italy, benefiting from the morphing of Diana, partly offset by Argentina. Cigarette shipment volume of Lark decreased, principally due to Japan, partly offset by Turkey.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 9.7%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 5.0%.
Total shipment volume of HeatSticks reached 1.2 billion units, up from 52 million units.

PMI's cigarette market share increased in a number of key markets, including Belgium, Canada, the Czech Republic, Egypt, France, Japan, Kazakhstan, Kuwait, Mexico, the Netherlands, the Philippines, Poland, Saudi Arabia, Spain, Switzerland, Turkey, Ukraine and the United Kingdom.

Year-to-date, cigarette shipment volume of Marlboro decreased due to a decline in EEMA, primarily North Africa, partly offset by Saudi Arabia and Turkey. The decline was partly offset by growth in: the EU, notably Spain; Asia, mainly Korea and the Philippines, partly offset by Japan; and Latin America & Canada, driven by Mexico, partly offset by Argentina.
Cigarette shipment volume of L&M increased, with growth in: the EU, primarily the Czech Republic, Poland and Portugal, partly offset by Germany; and EEMA, notably North Africa and Ukraine, partly offset by Russia and Saudi Arabia; partially offset by Asia, notably Thailand. Cigarette shipment volume of Parliament increased, mainly driven by Korea and Turkey, partly offset by Russia. Cigarette shipment volume of Bond Street increased, mainly driven by Ukraine, partly offset by the EU and Russia. Cigarette shipment volume of Chesterfield increased, mainly driven by the morphing of Red & White in the Czech Republic, Italy and Turkey, partly offset by Russia. Cigarette shipment volume of Philip Morris increased, mainly driven by Italy, benefiting from the morphing of Diana, partly offset by Argentina. Cigarette shipment volume of Lark decreased, principally due to Japan, partly offset by Turkey.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 3.6%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 3.2%.
Total shipment volume of HeatSticks reached 1.6 billion units, up from 56 million units.

PMI's cigarette market share increased in a number of key markets, including Canada, the Czech Republic, Egypt, France, Kuwait, Mexico, the Netherlands, the Philippines, Poland, Saudi Arabia, Spain, Switzerland, Turkey and the United Kingdom.

EUROPEAN UNION REGION (EU)

2016 Second-Quarter
Net revenues, excluding excise taxes, of $2.2 billion increased by 4.6%.  Excluding favorable currency of $39 million, net revenues, excluding excise taxes, increased by 2.7%, driven by favorable pricing of $106 million, notably in Germany and Italy, partly offset by unfavorable volume/mix of $50 million, principally due to Germany and Italy.

Operating companies income of $1.1 billion increased by 6.5%. Excluding favorable currency of $30 million, operating companies income increased by 3.5%, mainly driven by favorable pricing, partly offset by unfavorable volume/mix of $53 million and higher costs, primarily related to the commercialization of PMI's Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding favorable currency, increased by 3.5%. Adjusted operating

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companies income margin, excluding currency, increased by 0.3 points to 49.1%, reflecting the factors mentioned above, as detailed on Schedule 11.

EU OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$1,070	$1,005	6.5%	3.5%	$1,976	$1,932	2.3%	3.5%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,070	$1,005	6.5%	3.5%	$1,976	$1,932	2.3%	3.5%
Adjusted OCI Margin*	49.7%	48.8%	0.9	0.3	49.2%	48.2%	1.0	0.2
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Second-Quarter and Six Months Year-to-Date
In the quarter, the estimated total cigarette market increased by 0.1% to 129.1 billion units, primarily reflecting improved macroeconomics, a lower prevalence of illicit trade and e-vapor products and, in certain geographies, the estimated favorable impact of immigration. Excluding the net impact of estimated inventory movements, the estimated total cigarette market decreased by 0.3%. The estimated total OTP market decreased by 1.0% to 38.9 billion cigarette equivalent units, reflecting a lower total fine cut market, down by 0.9% to 36.1 billion cigarette equivalent units.
Year-to-date, the estimated total cigarette market increased by 0.4% to 244.2 billion units, reflecting the same dynamics as those for the quarter. The estimated total OTP market was essentially flat at 75.1 billion cigarette equivalent units. The total fine cut market increased by 0.2% to 69.7 billion cigarette equivalent units.

Cigarette shipment volume and market share performance by brand are shown in the tables below.

EU Cigarette Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(in millions)
	2016	2015	Change	2016	2015	Change
Marlboro	24,939	25,003	(0.3)%	47,639	46,907	1.6%
L&M	8,986	9,054	(0.7)%	17,174	16,887	1.7%
Chesterfield	7,907	7,151	10.6%	15,055	13,657	10.2%
Philip Morris	4,238	3,689	14.9%	8,292	6,114	35.6%
Others	4,329	5,901	(26.6)%	8,232	12,043	(31.6)%
Total EU	50,399	50,798	(0.8)%	96,392	95,608	0.8%

EU Cigarette Market Shares by Brand	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	p.p.	2016	2015	p.p.
Marlboro	19.1%	19.0%	0.1	19.0%	18.8%	0.2
L&M	6.9%	7.0%	(0.1)	6.9%	6.9%	—
Chesterfield	6.0%	5.6%	0.4	6.0%	5.6%	0.4
Philip Morris	3.3%	3.2%	0.1	3.3%	3.2%	0.1
Others	3.2%	3.9%	(0.7)	3.3%	3.9%	(0.6)
Total EU	38.5%	38.7%	(0.2)	38.5%	38.4%	0.1

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In the quarter, PMI's cigarette shipment volume decreased by 0.8% to 50.4 billion units, mainly due to Germany and Italy, partly offset by Poland and Spain. PMI's cigarette market share decreased by 0.2 points to 38.5%, with gains notably in France, Poland and Spain offset by declines, notably in Germany and Italy.
In the quarter, PMI's shipments of OTP decreased by 3.9% to 5.8 billion cigarette equivalent units. PMI's total OTP market share decreased by 0.4 points to 14.9%.
Year-to-date, PMI's cigarette shipment volume increased by 0.8% to 96.4 billion units, mainly driven by Poland and Spain, partly offset by Italy and Romania. Market share increased by 0.1 point to 38.5%, with gains notably in France, Poland and Spain, partly offset by declines, notably in Germany and Italy.
Year-to-date, PMI's shipments of OTP decreased by 1.8% to 11.4 billion cigarette equivalent units. PMI's total OTP market share decreased by 0.3 points to 14.9%.

EU Key Market Commentaries

In France, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

France Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	11.7	11.8	(0.9)%	22.4	22.4	—%

PMI Shipments (million units)	5,056	5,126	(1.4)%	9,835	9,704	1.3%

PMI Cigarette Market Share
Marlboro	26.2%	25.9%	0.3	26.1%	25.7%	0.4
Philip Morris	10.0%	9.6%	0.4	10.1%	9.6%	0.5
Chesterfield	3.2%	3.3%	(0.1)	3.1%	3.3%	(0.2)
Others	2.7%	3.0%	(0.3)	2.8%	2.9%	(0.1)
Total	42.1%	41.8%	0.3	42.1%	41.5%	0.6

In the quarter, the estimated total cigarette market decreased by 0.9%. Excluding the net impact of estimated trade inventory movements, the total market increased by 1.2%, partly reflecting a lower prevalence of illicit trade and e-vapor products. The decrease in PMI's cigarette shipment volume mainly reflected the lower total cigarette market, partly offset by market share growth, driven by Marlboro, as well as the launch of Philip Morris 25s and 100s in January 2016. The estimated total industry fine cut category of 3.9 billion cigarette equivalent units increased by 4.9%. PMI's market share of the category was flat at 25.0%.
Year-to-date, the estimated total cigarette market was flat. Excluding the net impact of estimated trade inventory movements, the total market increased by 0.9%, partly reflecting a lower prevalence of illicit trade and e-vapor products. The increase in PMI's cigarette shipment volume mainly reflected market share growth, driven by the same dynamics as those in the quarter. The estimated total industry fine cut category of 7.4 billion cigarette equivalent units increased by 5.0%. PMI's market share of the category increased by 0.2 points to 25.2%.

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In Germany, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Germany Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	20.1	19.9	1.3%	38.0	38.0	(0.1)%

PMI Shipments (million units)	7,608	7,756	(1.9)%	14,375	14,501	(0.9)%

PMI Cigarette Market Share
Marlboro	22.7%	23.0%	(0.3)	22.8%	22.5%	0.3
L&M	11.9%	12.7%	(0.8)	11.9%	12.5%	(0.6)
Chesterfield	1.7%	1.8%	(0.1)	1.7%	1.7%	—
Others	1.5%	1.5%	—	1.4%	1.4%	—
Total	37.8%	39.0%	(1.2)	37.8%	38.1%	(0.3)

In the quarter, the estimated total cigarette market increased by 1.3%. Excluding the net impact of estimated trade inventory movements, the total market moderated to a decline of 0.3%, principally reflecting a lower prevalence of illicit trade and the estimated favorable impact of immigration. The decrease in PMI's cigarette shipment volume was mainly due to lower market share, principally L&M, partly reflecting the impact of its move upwards from its round €5.00/pack price point in 2015 and the timing of competitors' price moves. The estimated total industry fine cut category of 10.5 billion cigarette equivalent units increased by 2.7%. PMI's market share of the category decreased by 1.7 points to 11.7%.
Year-to-date, the estimated total cigarette market was essentially flat. The decrease in PMI's cigarette shipment volume mainly reflected lower market share, due to the same dynamics as those for the quarter. The estimated total industry fine cut category of 20.0 billion cigarette equivalent units increased by 1.4%. PMI's market share of the category decreased by 0.9 points to 12.1%.

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In Italy, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Italy Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	18.7	18.9	(1.1)%	35.8	35.4	1.2%

PMI Shipments (million units)	10,075	10,564	(4.6)%	19,922	20,214	(1.4)%

PMI Cigarette Market Share
Marlboro	24.3%	24.6%	(0.3)	24.3%	24.7%	(0.4)
Chesterfield	11.5%	10.8%	0.7	11.6%	10.7%	0.9
Philip Morris	8.5%	9.4%	(0.9)	8.7%	9.5%	(0.8)
Others	8.1%	9.0%	(0.9)	8.3%	9.0%	(0.7)
Total	52.4%	53.8%	(1.4)	52.9%	53.9%	(1.0)

In the quarter, the estimated total cigarette market decreased by 1.1%, partly moderated by a lower prevalence of illicit trade. PMI's cigarette shipments decreased by 4.6%, mainly reflecting lower cigarette market share, notably due to Marlboro as a result of its price increase in the quarter, and low-price Philip Morris, impacted by the growth of the super-low price segment, partly offset by super-low price Chesterfield. The estimated total industry fine cut category of 1.7 billion cigarette equivalent units increased by 3.0%. PMI's market share of the category decreased by 2.4 points to 38.9%.
Year-to-date, the estimated total cigarette market increased by 1.2%, reflecting a lower prevalence of illicit trade and the favorable estimated impact of immigration. The decline of PMI's cigarette shipments and market share reflected the same dynamics as those in the quarter. The estimated total industry fine cut category of 3.2 billion cigarette equivalent units increased by 3.9%. PMI's market share of the category decreased by 2.2 points to 39.2%.

In Poland, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Poland Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	10.7	10.6	1.2%	20.8	20.3	2.1%

PMI Shipments (million units)	4,505	4,266	5.6%	8,651	8,023	7.8%

PMI Cigarette Market Share
Marlboro	11.5%	11.4%	0.1	11.3%	11.0%	0.3
L&M	18.1%	17.9%	0.2	18.3%	17.7%	0.6
Chesterfield	9.2%	8.6%	0.6	8.9%	8.3%	0.6
Others	3.2%	2.4%	0.8	3.1%	2.4%	0.7
Total	42.0%	40.3%	1.7	41.6%	39.4%	2.2

- -10 -

In the quarter, the estimated total cigarette market increased by 1.2%, primarily driven by a lower prevalence of e-vapor products and non-duty paid products. The increase in PMI's cigarette shipment volume reflected the higher total market and higher market share, principally driven by Chesterfield, benefiting from its 100s and super-slims variants, and RGD in "Others," up by 0.9 points to 2.9%. The estimated total industry fine cut category of 1.1 billion cigarette equivalent units increased by 4.1%. PMI's market share of the category decreased by 5.8 points to 26.6%, mainly due to increased price competition at the bottom of the market.
Year-to-date, the estimated total cigarette market increased by 2.1%, reflecting the same dynamics as those in the quarter. The increase in PMI's cigarette shipment volume resulted from the higher total market and higher market share, driven principally by L&M, reflecting the positive impact of brand support, Chesterfield, benefiting from its 100s and super-slims variants, and RGD in "Others," up by 0.9 points to 2.7%. The estimated total industry fine cut category of 2.1 billion cigarette equivalent units increased by 4.0%. PMI's market share of the category decreased by 7.0 points to 26.0%, mainly due to increased price competition at the bottom of the market.

In Spain, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Spain Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	11.9	11.8	0.8%	22.2	22.3	(0.2)%

PMI Shipments (million units)	4,344	4,121	5.4%	8,366	7,688	8.8%

PMI Cigarette Market Share
Marlboro	17.9%	16.8%	1.1	17.8%	16.4%	1.4
Chesterfield	8.5%	9.1%	(0.6)	8.7%	9.3%	(0.6)
L&M	5.4%	5.8%	(0.4)	5.5%	5.9%	(0.4)
Others	2.0%	1.5%	0.5	2.0%	1.4%	0.6
Total	33.8%	33.2%	0.6	34.0%	33.0%	1.0

In the quarter, the estimated total cigarette market increased by 0.8%, mainly reflecting an improving economy, and the favorable estimated impact of in-switching from other tobacco products as well as immigration. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume increased by 2.6%, driven by higher market share reflecting the strong performance of Marlboro, benefiting from its round price point in the vending channel and the new Architecture 2.0. The estimated total industry fine cut category of 2.5 billion cigarette equivalent units decreased by 0.2%. PMI's market share of the fine cut category decreased by 1.7 points to 11.8%.
Year-to-date, the estimated total cigarette market decreased by 0.2%. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume increased by 2.8%, driven by the same dynamics as those for the quarter. The estimated total industry fine cut category of 4.6 billion cigarette equivalent units decreased by 2.0%. PMI's market share of the fine cut category decreased by 1.5 points to 12.4%.

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EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)
2016 Second-Quarter
Net revenues, excluding excise taxes, of $1.7 billion decreased by 9.9%. Excluding unfavorable currency of $171 million, net revenues, excluding excise taxes, decreased by 0.6%, reflecting unfavorable volume/mix of $123 million, mainly due to North Africa and Russia, reflecting a lower total market and share principally due to price increases, partly offset by Turkey and Ukraine. The unfavorable volume/mix was partly offset by favorable pricing of $111 million, driven principally by Russia, Saudi Arabia and Turkey, partly offset by Ukraine.

Operating companies income of $794 million decreased by 6.9%. Excluding unfavorable currency of $145 million, operating companies income increased by 10.1%, principally reflecting favorable pricing, and lower costs, partly offset by investments related to the commercialization of PMI's Reduced-Risk Products. The favorable pricing and lower costs were partly offset by unfavorable volume/mix of $106 million, mainly due to North Africa and Russia.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 10.1%. Adjusted operating companies income margin, excluding currency, increased by 5.0 points to 51.2%, reflecting the factors mentioned above, as detailed on Schedule 11.

EEMA OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$794	$853	(6.9)%	10.1%	$1,427	$1,719	(17.0)%	1.7%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$794	$853	(6.9)%	10.1%	$1,427	$1,719	(17.0)%	1.7%
Adjusted OCI Margin*	47.7%	46.2%	1.5	5.0	43.7%	47.3%	(3.6)	0.7
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 4.0% to 68.3 billion units, mainly due to North Africa and Russia, partly offset by Turkey and Ukraine. PMI's cigarette shipment volume of Marlboro decreased by 11.4% to 17.4 billion units, principally due to North Africa, partly offset by Turkey. PMI's cigarette shipment volume of Parliament increased by 3.7% to 8.9 billion units, primarily driven by Turkey. PMI's cigarette shipment volume of L&M increased by 3.5% to 13.2 billion units, mainly driven by North Africa and Ukraine, partly offset by Russia and Turkey.
Year-to-date, PMI's cigarette shipment volume decreased by 1.8% to 131.5 billion units, mainly due to North Africa and Russia, partially offset by Turkey and Ukraine. PMI's cigarette shipment volume of Marlboro decreased by 10.1% to 34.9 billion units, principally due to North Africa, partly offset by Saudi Arabia and Turkey. PMI's cigarette shipment volume of Parliament increased by 2.3% to 16.2 billion units, driven by Turkey, partly offset by Russia. PMI's cigarette shipment volume of L&M increased by 5.9% to 26.0 billion units, driven notably by North Africa and Ukraine, partly offset by Russia and Saudi Arabia.

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EEMA Key Market Commentaries

In North Africa, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

North Africa Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	32.8	35.6	(7.9)%	67.1	68.0	(1.2)%

PMI Shipments (million units)	7,184	8,806	(18.4)%	17,414	18,008	(3.3)%

PMI Cigarette Market Share
Marlboro	7.2%	13.6%	(6.4)	7.3%	14.2%	(6.9)
L&M	12.4%	10.3%	2.1	13.3%	10.5%	2.8
Others	3.2%	1.8%	1.4	3.0%	1.9%	1.1
Total	22.8%	25.7%	(2.9)	23.6%	26.6%	(3.0)

In the quarter, the estimated total market decreased by 7.9%, principally due to: an unfavorable comparison with the second quarter of 2015 in Egypt and Algeria, mainly reflecting challenging macro-economic conditions and geopolitical instability. Excluding the impact of estimated total inventory movements, the estimated total cigarette market declined by 0.4%. The decrease in PMI's cigarette shipment volume reflected the lower total market and lower market share, mainly due to: Marlboro in Algeria, principally reflecting the impact of excise tax-driven price increases, as well as lower-than-anticipated acceptance of the 2.0 Architecture for Marlboro Round Taste, and Egypt; partly offset by Merit in Egypt and L&M in Algeria and Egypt.
Year-to-date, the estimated total market decreased by 1.2%, principally due to Algeria. Excluding the impact of estimated inventory movements, the estimated total cigarette market increased by 4.1%. The decrease in PMI's cigarette shipment volume reflected the lower total market and lower market share, mainly due to Marlboro in Algeria and Egypt; partly offset by Merit in Egypt, L&M in Algeria and Egypt and Next in Morocco.

In Russia, estimated industry size, PMI cigarette shipment volume and May quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Russia Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	72.1	77.4	(6.8)%	131.5	138.9	(5.3)%

PMI Shipments (million units)	20,537	23,075	(11.0)%	38,347	42,084	(8.9)%

PMI Cigarette Market Share
Marlboro	1.4%	1.4%	—	1.4%	1.4%	—
Parliament	3.9%	3.8%	0.1	3.9%	3.9%	—
Bond Street	8.0%	8.2%	(0.2)	8.2%	8.1%	0.1
Others	13.7%	14.4%	(0.7)	13.9%	14.4%	(0.5)
Total	27.0%	27.8%	(0.8)	27.4%	27.8%	(0.4)

- -13 -

In the quarter, the estimated total cigarette market decreased by 6.8%, mainly due to the impact of excise tax-driven price increases. The decrease in PMI's cigarette shipment volume mainly reflected the lower total market, and lower cigarette market share due to a decline in "Others" of mid-price L&M and Chesterfield, and super-low Optima, reflecting the timing of retail price increases compared to competition, partly offset by super-low Next/Dubliss.
Year-to-date, the estimated total cigarette market decreased by 5.3%, reflecting the same dynamic as that for the quarter. The decrease in PMI's cigarette shipment volume mainly reflected the lower total market, and lower cigarette market share due to the same factors as those for the quarter.

In Turkey, estimated industry size, PMI cigarette shipment volume and May quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	27.1	25.7	5.6%	49.6	45.7	8.4%

PMI Shipments (million units)	13,164	12,012	9.6%	23,509	21,283	10.5%

PMI Cigarette Market Share
Marlboro	10.1%	9.3%	0.8	10.0%	9.1%	0.9
Parliament	11.6%	11.6%	—	11.6%	11.5%	0.1
Lark	7.6%	7.4%	0.2	7.7%	7.3%	0.4
Others	14.9%	15.0%	(0.1)	14.7%	15.4%	(0.7)
Total	44.2%	43.3%	0.9	44.0%	43.3%	0.7

In the quarter, the estimated total cigarette market increased by 5.6%, partly reflecting a favorable comparison with estimated retail trade inventory movements in the second quarter of 2015, as well as the estimated favorable impact of immigration. The increase in PMI's cigarette shipment volume was mainly driven by a higher total market and market share, led by Marlboro, primarily reflecting the growth of its Touch variant.
Year-to-date, the estimated total cigarette market increased by 8.4%, reflecting a lower prevalence of illicit trade, as well as the estimated favorable impact of immigration. The increase in PMI's cigarette shipment volume was mainly driven by the same factors as those for the quarter.

- -14 -

In Ukraine, estimated industry size, PMI cigarette shipment volume and May quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Ukraine Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	19.4	18.9	2.6%	36.7	33.6	9.1%

PMI Shipments (million units)	5,951	5,070	17.4%	11,599	9,678	19.8%

PMI Cigarette Market Share
Marlboro	3.2%	4.0%	(0.8)	3.2%	4.4%	(1.2)
Parliament	3.0%	2.9%	0.1	2.8%	3.0%	(0.2)
Bond Street	10.6%	8.1%	2.5	10.4%	8.0%	2.4
Others	14.4%	15.9%	(1.5)	14.1%	16.3%	(2.2)
Total	31.2%	30.9%	0.3	30.5%	31.7%	(1.2)

In the quarter, the estimated total market increased by 2.6%. Excluding the net impact of estimated trade inventory movements, the total market increased by 6.0%, principally driven by a lower estimated prevalence of illicit trade. The increase in PMI's cigarette shipment volume mainly reflected the increase in PMI's market share, driven by low price Bond Street, and L&M in "Others," partly offset by Marlboro, reflecting the impact of widened price gaps, and mid-price Chesterfield and super-low President in "Others," mainly resulting from competitive price pressure in the low price segment.
Year-to-date, the estimated total market increased by 9.1%, or by 7.6% excluding the net impact of estimated trade inventory movements, mainly driven by a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total cigarette market. The decrease in PMI's market share was primarily due to Marlboro, reflecting the impact of widened price gaps, and mid-price Chesterfield and super-low President in "Others," mainly resulting from competitive price pressure in the low price segment, partly offset by Bond Street.

ASIA REGION

2016 Second-Quarter
Net revenues, excluding excise taxes, of $2.1 billion decreased by 0.6%. Excluding unfavorable currency of $35 million, net revenues, excluding excise taxes, increased by 1.1%, mainly reflecting favorable pricing of $53 million, despite unfavorable comparisons related to the promotional support of PMI's Reduced-Risk Products in Japan in the second quarter of 2016 and the gain in Korea in second quarter of 2015. The favorable pricing was largely offset by unfavorable volume/mix of $30 million, principally in: Australia, mainly reflecting lower share and continued down-trading; and Pakistan, reflecting a lower total estimated market and share; partly offset by Indonesia.

Operating companies income of $749 million decreased by 6.0%. Excluding unfavorable currency of $5 million, operating companies income decreased by 5.4%, mainly due to: unfavorable volume/mix of $115 million, predominantly in Japan, primarily reflecting an unfavorable comparison with the second quarter of 2015 related to distributor inventory movements; and higher costs associated with the commercialization of PMI's Reduced-Risk Products. The unfavorable volume/mix was partly offset by favorable pricing and lower manufacturing costs.

- -15 -

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, decreased by 5.4%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 2.4 points to 34.8%, reflecting the factors mentioned above, as detailed on Schedule 11.

Asia OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$749	$797	(6.0)%	(5.4)%	$1,527	$1,731	(11.8)%	(7.9)%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$749	$797	(6.0)%	(5.4)%	$1,527	$1,731	(11.8)%	(7.9)%
Adjusted OCI Margin*	35.1%	37.2%	(2.1)	(2.4)	37.2%	40.3%	(3.1)	(3.1)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 7.9% to 69.3 billion units, mainly due to: Japan, reflecting a lower total estimated market, as well as the unfavorable impact of distributor inventory movements compared to 2015; Pakistan, reflecting a lower total estimated market resulting from the June and December 2015 excise tax-driven price increases, lower market share and the growth of illicit trade; the Philippines, reflecting a lower total estimated market resulting from excise-tax driven price increases; partly offset by Indonesia, driven by a higher total estimated market, reflecting favorable estimated retail trade inventory movements in the quarter.
Cigarette shipment volume of Marlboro increased by 2.8% to 19.4 billion units, predominantly driven by Indonesia and the Philippines, partly offset by Japan. Cigarette shipment volume of Parliament increased by 5.6% to 2.6 billion units, driven by Korea. Cigarette shipment volume of Lark decreased by 14.6% to 4.8 billion units, due to Japan.
Year-to-date, PMI's cigarette shipment volume decreased by 7.5% to 134.5 billion units, mainly due to Indonesia, Japan, Pakistan and the Philippines, partly offset by Korea, reflecting a normalization of the total estimated market following the disruptive excise tax increase in January 2015.
Cigarette shipment volume of Marlboro increased by 3.9% to 38.3 billion units, mainly driven by Korea and the Philippines, partly offset by Japan. Cigarette shipment volume of Parliament increased by 15.5% to 5.0 billion units, primarily driven by Korea. Cigarette shipment volume of Lark decreased by 10.6% to 9.1 billion units, principally due to Japan.

- -16 -

Asia Key Market Commentaries

In Indonesia, estimated industry size, PMI cigarette shipment volume, market share and segmentation performance are shown in the tables below.

Indonesia Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	83.6	78.6	6.4%	157.4	156.9	0.3%

PMI Shipments (million units)	28,566	27,659	3.3%	53,708	55,343	(3.0)%

PMI Cigarette Market Share
Sampoerna A	14.2%	15.0%	(0.8)	14.4%	15.0%	(0.6)
Dji Sam Soe	6.6%	7.0%	(0.4)	6.7%	7.0%	(0.3)
U Mild	4.4%	4.9%	(0.5)	4.4%	5.0%	(0.6)
Others	9.0%	8.3%	0.7	8.6%	8.3%	0.3
Total	34.2%	35.2%	(1.0)	34.1%	35.3%	(1.2)

Indonesia Segmentation Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	p.p.	2016	2015	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	17.9%	18.7%	(0.8)	18.1%	19.0%	(0.9)
Machine-Made Kretek (SKM)	75.7%	75.1%	0.6	75.7%	74.8%	0.9
Whites (SPM)	6.4%	6.2%	0.2	6.2%	6.2%	—
Total	100.0%	100.0%	—	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	38.2%	38.1%	0.1	39.0%	37.9%	1.1
Machine-Made Kretek (SKM)	29.2%	30.7%	(1.5)	29.1%	30.8%	(1.7)
Whites (SPM)	81.1%	81.0%	0.1	81.3%	81.1%	0.2

In the quarter, the estimated total cigarette market increased by 6.4%, mainly driven by favorable estimated retail trade inventory movements associated with the timing of Ramadan, as well as a favorable comparison with the second quarter of 2015 in which the estimated total cigarette market decreased by 4.5%. Excluding the impact of these inventory movements, the estimated total cigarette market increased by 0.3%. The increase in PMI's cigarette shipments was partly offset by lower market share, mainly reflecting the soft performance of PMI's SKM portfolio due to competitors' discounted product offerings.
Year-to-date, the estimated total cigarette market increased by 0.3%. Excluding the impact of estimated net inventory movements, the estimated total cigarette market decreased by 2.8%, mainly reflecting a soft economic environment. The decrease in PMI's cigarette shipments reflected lower market share resulting from the same factors as those described for the quarter.

- -17 -

In Japan, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Japan Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	42.7	46.0	(7.1)%	86.2	88.5	(2.6)%

PMI Shipments (million units)	11,042	13,552	(18.5)%	22,593	25,398	(11.0)%

PMI Cigarette Market Share
Marlboro	11.1%	11.3%	(0.2)	10.9%	11.4%	(0.5)
Parliament	2.5%	2.3%	0.2	2.4%	2.3%	0.1
Lark	10.5%	10.0%	0.5	9.9%	10.0%	(0.1)
Others	1.7%	1.8%	(0.1)	1.7%	1.8%	(0.1)
Total	25.8%	25.4%	0.4	24.9%	25.5%	(0.6)

In the quarter, the estimated total cigarette market decreased by 7.1%, mainly reflecting the reversal of estimated retail trade inventory movements and adult smoker purchases of certain brands of PMI's key competitor in the first quarter of 2016 ahead of their April price increase. Excluding these unfavorable inventory movements, the estimated total cigarette market decreased by 4.2%, reflecting the continued moderation of cigarette consumption, as well as the growth of Reduced-Risk Products. The decrease of PMI's cigarette shipment volume in the quarter mainly reflected the lower total cigarette market as well as the unfavorable impact of distributor inventory movements compared to 2015. Excluding the impact of these estimated inventory movements, PMI's cigarette shipments decreased by 4.6%, reflecting, on the same basis, lower cigarette market share, down by 0.3 points to 25.1%, mainly due to the impact of competitive retail pricing, as well as competitors' differentiated menthol taste product offerings, partly offset by the successful launch of new products Parliament Crystal Blast and Lark Smart Plus.
The estimated national market share of Marlboro HeatSticks was 2.2%, bringing PMI's total combined national market share to 27.5%, up by 2.1 points.
Year-to-date, the estimated total cigarette market decreased by 2.6%. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume decreased by 4.7%. The decline was mainly due to a lower total cigarette market and lower cigarette market share, mainly due to the impact of competitive retail pricing, as well as competitors' differentiated menthol taste product offerings.
The estimated national market share of Marlboro HeatSticks was 1.5%, bringing PMI's total combined national market share to 26.0%, up by 0.5 points.

- -18 -

In Korea, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Korea Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	18.8	17.5	7.0%	35.8	29.6	20.9%

PMI Shipments (million units)	3,902	3,732	4.5%	7,445	6,190	20.3%

PMI Cigarette Market Share
Marlboro	9.4%	9.5%	(0.1)	9.4%	9.5%	(0.1)
Parliament	7.6%	7.3%	0.3	7.6%	7.1%	0.5
Virginia S.	3.2%	3.9%	(0.7)	3.3%	3.9%	(0.6)
Others	0.6%	0.7%	(0.1)	0.6%	0.7%	(0.1)
Total	20.8%	21.4%	(0.6)	20.9%	21.2%	(0.3)

In the quarter, the estimated total cigarette market increased by 7.0%, mainly reflecting a normalization of the market following the disruptive excise tax increase of 120% in January 2015. The increase in PMI's cigarette shipment volume mainly reflected these same dynamics. The decline of PMI's market share primarily reflected the impact of new brand launches by PMI's principal competitor.
Year-to-date, the growth of the estimated total cigarette market was mainly driven by a favorable comparison with the first six months of 2015 that were negatively impacted by the disruptive excise tax increase, as well as the net impact of estimated inventory movements. Excluding the impact of these estimated inventory movements, the total cigarette market increased by 9.7%. The growth in PMI's cigarette shipment volume reflected the higher estimated total market, partly offset by a decline of market share, reflecting the same factors as those for the quarter.

In the Philippines, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Philippines Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	20.1	22.8	(11.9)%	39.8	44.9	(11.4)%

PMI Shipments (million units)	14,807	16,725	(11.5)%	29,281	32,629	(10.3)%

PMI Cigarette Market Share
Marlboro	28.1%	18.7%	9.4	27.8%	18.7%	9.1
Fortune	24.9%	29.8%	(4.9)	25.0%	28.8%	(3.8)
Jackpot	8.5%	12.7%	(4.2)	8.8%	13.4%	(4.6)
Others	12.1%	12.0%	0.1	12.1%	11.8%	0.3
Total	73.6%	73.2%	0.4	73.7%	72.7%	1.0

In the quarter, the estimated total cigarette market decreased by 11.9%, mainly due to the impact of price increases, notably in the fourth quarter of 2015 ahead of the January 2016 excise tax increase. The decline in PMI's cigarette shipment volume reflected the impact of these price increases, particularly on its low and super-

- -19 -

low price brands, Fortune and Jackpot, partly offset by an increase in market share, driven by Marlboro, benefiting from its narrowed price gap with lower-priced brands as a result of the excise tax increase.
Year-to-date, the estimated total cigarette market decreased by 11.4%, reflecting the same factors as those described for the quarter. The decline in PMI's cigarette shipment volume, and the increase in market share, reflected the same dynamics as those for the quarter.

LATIN AMERICA & CANADA REGION

2016 Second-Quarter
Net revenues, excluding excise taxes, of $697 million decreased by 13.6%. Excluding unfavorable currency of $136 million, net revenues, excluding excise taxes, increased by 3.2%, driven by favorable pricing of $74 million, principally in Argentina and Canada, partly offset by unfavorable volume/mix of $48 million, mainly due to Argentina, reflecting the impact of excise tax-driven price increases.

Operating companies income of $224 million decreased by 31.1%. Excluding unfavorable currency of $78 million, operating companies income decreased by 7.1%, principally due to unfavorable volume/mix of $39 million, mainly due to Argentina, and higher costs, mainly inflationary-driven in Argentina. The unfavorable volume/mix and higher costs were partly offset by favorable pricing.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency decreased by 7.1%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 4.0 points to 36.3%, principally driven by the factors mentioned above, as detailed on Schedule 11.

Latin America & Canada OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$224	$325	(31.1)%	(7.1)%	$453	$555	(18.4)%	11.7%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$224	$325	(31.1)%	(7.1)%	$453	$555	(18.4)%	11.7%
Adjusted OCI Margin*	32.1%	40.3%	(8.2)	(4.0)	33.6%	36.2%	(2.6)	1.0
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2016 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 5.9% to 21.3 billion units, predominantly due to Argentina. Although cigarette shipment volume of Marlboro decreased by 5.1% to 8.3 billion units, its market share increased by 0.4 points to an estimated 15.3%, primarily driven by Brazil, up by 0.6 points to 10.0%, Colombia, up by 0.2 points to 9.3%, and Mexico, up by 0.3 points to 47.8%, partly offset by Argentina, down by 1.4 points to 22.7%. Cigarette shipment volume of Philip Morris decreased by 10.2% to 4.1 billion units, mainly due to Argentina.
Year-to-date, PMI's cigarette shipment volume decreased by 1.9% to 43.0 billion units, mainly due to Argentina, partly offset by Mexico. Cigarette shipment volume of Marlboro increased by 1.5% to 17.2 billion units and its market share increased by 0.8 points to an estimated 15.6%, primarily driven by Brazil, up by 0.5 points to 10.0%, Colombia, up by 0.2 points to 9.2%, and Mexico, up by 1.7 points to 48.2%, partly offset by Argentina, down by 1.0 point to 23.4%. Cigarette shipment volume of Philip Morris decreased by 7.0% to 8.8 billion units, mainly due to Argentina.

- -20 -

Latin America & Canada Key Market Commentaries

In Argentina, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Argentina Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	8.4	9.6	(12.5)%	18.1	19.9	(8.7)%

PMI Shipments (million units)	6,445	7,463	(13.6)%	13,971	15,586	(10.4)%

PMI Cigarette Market Share
Marlboro	22.7%	24.1%	(1.4)	23.4%	24.4%	(1.0)
Parliament	1.9%	2.1%	(0.2)	2.0%	2.1%	(0.1)
Philip Morris	44.8%	44.5%	0.3	44.7%	44.6%	0.1
Others	7.4%	7.1%	0.3	6.9%	7.3%	(0.4)
Total	76.8%	77.8%	(1.0)	77.0%	78.4%	(1.4)

In the quarter, the estimated total cigarette market decreased by 12.5%, mainly due to a soft economic environment and the impact of the May 2016 excise tax increase that drove a more than 50% increase in average industry retail prices. The decrease in PMI's cigarette shipment volume primarily reflected the lower total market. PMI's lower cigarette market share primarily reflected growth in competitors' super-low priced products. The capsule segment was up by 1.9 points to 17.9% of the total market; PMI's share of the segment increased by 0.6 points to 73.7%.
Year-to-date, the decline of the estimated total cigarette market, PMI's cigarette shipment volume and market share reflected the same dynamics as those for the quarter. The capsule segment was up by 2.0 points to 17.9% of the total market; PMI's share of the segment increased by 1.0 point to 73.7%.

In Canada, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Canada Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	6.8	7.3	(6.4)%	12.4	12.8	(3.0)%

PMI Shipments (million units)	2,607	2,647	(1.5)%	4,790	4,700	1.9%

PMI Cigarette Market Share
Belmont	3.6%	3.2%	0.4	3.6%	3.1%	0.5
Canadian Classics	10.0%	10.2%	(0.2)	10.3%	10.3%	—
Next	11.1%	10.3%	0.8	11.3%	10.4%	0.9
Others	13.3%	12.7%	0.6	13.3%	13.0%	0.3
Total	38.0%	36.4%	1.6	38.5%	36.8%	1.7

- -21 -

In the quarter, the estimated total cigarette market decreased by 6.4%, or by 2.9% excluding the impact of estimated competitors' trade inventory movements in 2015. The decrease in PMI's cigarette shipment volume reflected the lower estimated total market, partly offset by higher cigarette market share, largely reflecting the inventory movements, the strong performance of premium Belmont, low-price Next and super-low price Philip Morris in "Others," which benefited from down-trading.
Year-to-date, the estimated total cigarette market decreased by 3.0%. Excluding the impact of estimated competitors' trade inventory movements, the total market increased by 1.8%, mainly driven by improved consumer spending. The increase in PMI's cigarette shipment volume was principally due to higher market share, reflecting the same dynamics as those for the quarter.

In Mexico, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Mexico Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	8.7	8.6	1.2%	17.4	16.1	7.7%

PMI Shipments (million units)	5,976	5,891	1.4%	11,958	10,887	9.8%

PMI Cigarette Market Share
Marlboro	47.8%	47.5%	0.3	48.2%	46.5%	1.7
Delicados	9.8%	10.7%	(0.9)	10.0%	10.8%	(0.8)
Benson & Hedges	5.0%	4.6%	0.4	4.6%	4.6%	—
Others	6.1%	5.7%	0.4	6.0%	5.6%	0.4
Total	68.7%	68.5%	0.2	68.8%	67.5%	1.3

In the quarter, the estimated total cigarette market increased by 1.2%, or by 5.1% excluding the net impact of estimated trade inventory movements, primarily reflecting improved market conditions and a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total cigarette market. PMI's cigarette market share benefited from the estimated trade inventory movements mentioned above, with increases driven by Marlboro and premium Benson & Hedges, reflecting the impact of new product launches, partly offset by low-price Delicados. PMI's share of the premium segment, representing 56.5% of the total market, was up by 1.3 points to 93.3%,
Year-to-date, the estimated total cigarette market increased by 7.7%, or by 4.2% excluding the net impact of estimated trade inventory movements, primarily reflecting improved market conditions and a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume was mainly driven by the higher total market. The increase in PMI's cigarette market share, benefiting from the inventory movements, largely reflected the same factors as those for the quarter. PMI's share of the premium segment, representing 56.8% of the total market, increased by 1.7 points to 93.0%.

- -22 -

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of Reduced-Risk Products (“RRPs”).  RRPs is the term PMI uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize products that have the potential to reduce individual risk and population harm; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2016. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -23 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$19,041	$18,763	1.5%
Cost of sales	2,364	2,378	(0.6)%
Excise Taxes on products (1)	12,392	11,904	4.1%
Gross profit	4,285	4,481	(4.4)%
Marketing, administration and research costs	1,513	1,568
Asset impairment and exit costs	—	—
Amortization of intangibles	19	21
Operating Income (2)	2,753	2,892	(4.8)%
Interest expense, net	223	259
Earnings before income taxes	2,530	2,633	(3.9)%
Provision for income taxes	716	743	(3.6)%
Equity (income)/loss in unconsolidated subsidiaries, net	(28)	(26)
Net Earnings	1,842	1,916	(3.9)%
Net Earnings attributable to noncontrolling interests	54	29
Net Earnings attributable to PMI	$1,788	$1,887	(5.2)%

Per share data (3):
Basic Earnings Per Share	$1.15	$1.21	(5.0)%
Diluted Earnings Per Share	$1.15	$1.21	(5.0)%

(1) The segment detail of Excise Taxes on products sold for the quarters ended June 30, 2016 and 2015 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$2,753	$2,892	(4.8)%
Excluding:
- Amortization of intangibles	19	21
- General corporate expenses (included in marketing, administration and research costs above)	37	41
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(28)	(26)
Operating Companies Income	$2,837	$2,980	(4.8)%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended June 30, 2016 and 2015 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$7,134	$4,531	$5,212	$2,164	$19,041
	Excise Taxes on products	(4,979)	(2,867)	(3,079)	(1,467)	(12,392)
	Net Revenues excluding Excise Taxes	2,155	1,664	2,133	697	6,649

2015	Net Revenues	$6,676	$4,654	$5,039	$2,394	$18,763
	Excise Taxes on products	(4,616)	(2,807)	(2,894)	(1,587)	(11,904)
	Net Revenues excluding Excise Taxes	2,060	1,847	2,145	807	6,859

Variance	Currency	39	(171)	(35)	(136)	(303)
	Acquisitions	—	—	—	—	—
	Operations	56	(12)	23	26	93
	Variance Total	95	(183)	(12)	(110)	(210)
	Variance Total (%)	4.6%	(9.9)%	(0.6)%	(13.6)%	(3.1)%

	Variance excluding Currency	56	(12)	23	26	93
	Variance excluding Currency (%)	2.7%	(0.6)%	1.1%	3.2%	1.4%

	Variance excluding Currency & Acquisitions	56	(12)	23	26	93
	Variance excluding Currency & Acquisitions (%)	2.7%	(0.6)%	1.1%	3.2%	1.4%

(1) 2016 Currency increased / (decreased) Net Revenues as follows:
	European Union	$97
	EEMA	(525)
	Asia	(150)
	Latin America & Canada	(598)
		$(1,176)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$1,070	$794	$749	$224	$2,837
2015	1,005	853	797	325	2,980
% Change	6.5%	(6.9)%	(6.0)%	(31.1)%	(4.8)%

Reconciliation:
For the quarter ended June 30, 2015	$1,005	$853	$797	$325	$2,980

2015 Asset impairment and exit costs	—	—	—	—	—
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	30	(145)	(5)	(78)	(198)
Operations	35	86	(43)	(23)	55
For the quarter ended June 30, 2016	$1,070	$794	$749	$224	$2,837

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$1.15	(1)
2015 Diluted Earnings Per Share		$1.21	(1)
Change		$(0.06)
% Change		(5.0)%

Reconciliation:
2015 Diluted Earnings Per Share		$1.21	(1)

Special Items:
2015 Asset impairment and exit costs		—
2015 Tax items		—
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.08)
Interest		0.02
Change in tax rate		—
Impact of shares outstanding and share-based payments		—
Operations		—
2016 Diluted Earnings Per Share		$1.15	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q2 2016	Q2 2015

Net Earnings attributable to PMI	$1,788	$1,887
Less distributed and undistributed earnings attributable
to share-based payment awards	5	6
Net Earnings for basic and diluted EPS	$1,783	$1,881

Weighted-average shares for basic and diluted EPS	1,551	1,549

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$35,829	$36,115	(0.8)%
Cost of sales	4,460	4,607	(3.2)%
Excise Taxes on products (1)	23,097	22,640	2.0%
Gross profit	8,272	8,868	(6.7)%
Marketing, administration and research costs	3,009	3,062
Asset impairment and exit costs	—	—
Amortization of intangibles	37	43
Operating Income (2)	5,226	5,763	(9.3)%
Interest expense, net	470	534
Earnings before income taxes	4,756	5,229	(9.0)%
Provision for income taxes	1,346	1,528	(11.9)%
Equity (income)/loss in unconsolidated subsidiaries, net	(37)	(49)
Net Earnings	3,447	3,750	(8.1)%
Net Earnings attributable to noncontrolling interests	129	68
Net Earnings attributable to PMI	$3,318	$3,682	(9.9)%

Per share data (3):
Basic Earnings Per Share	$2.13	$2.37	(10.1)%
Diluted Earnings Per Share	$2.13	$2.37	(10.1)%

(1) The segment detail of Excise Taxes on products sold for the six months ended June 30, 2016 and 2015 is shown on Schedule 6.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$5,226	$5,763	(9.3)%
Excluding:
- Amortization of intangibles	37	43
- General corporate expenses (included in marketing, administration and research costs above)	83	82
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(37)	(49)
Operating Companies Income	$5,383	$5,937	(9.3)%

(3) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the six months ended June 30, 2016 and 2015 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$13,277	$8,528	$9,901	$4,123	$35,829
	Excise Taxes on products	(9,259)	(5,262)	(5,800)	(2,776)	(23,097)
	Net Revenues excluding Excise Taxes	4,018	3,266	4,101	1,347	12,732

2015	Net Revenues	$12,898	$8,801	$9,803	$4,613	$36,115
	Excise Taxes on products	(8,887)	(5,170)	(5,503)	(3,080)	(22,640)
	Net Revenues excluding Excise Taxes	4,011	3,631	4,300	1,533	13,475

Variance	Currency	(116)	(374)	(185)	(319)	(994)
	Acquisitions	—	—	—	—	—
	Operations	123	9	(14)	133	251
	Variance Total	7	(365)	(199)	(186)	(743)
	Variance Total (%)	0.2%	(10.1)%	(4.6)%	(12.1)%	(5.5)%

	Variance excluding Currency	123	9	(14)	133	251
	Variance excluding Currency (%)	3.1%	0.2%	(0.3)%	8.7%	1.9%

	Variance excluding Currency & Acquisitions	123	9	(14)	133	251
	Variance excluding Currency & Acquisitions (%)	3.1%	0.2%	(0.3)%	8.7%	1.9%

(1) 2016 Currency decreased Net Revenues as follows:
	European Union	$(409)
	EEMA	(1,193)
	Asia	(550)
	Latin America & Canada	(1,239)
		$(3,391)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$1,976	$1,427	$1,527	$453	$5,383
2015	1,932	1,719	1,731	555	5,937
% Change	2.3%	(17.0)%	(11.8)%	(18.4)%	(9.3)%

Reconciliation:
For the six months ended June 30, 2015	$1,932	$1,719	$1,731	$555	$5,937

2015 Asset impairment and exit costs	—	—	—	—	—
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	(24)	(322)	(68)	(167)	(581)
Operations	68	30	(136)	65	27
For the six months ended June 30, 2016	$1,976	$1,427	$1,527	$453	$5,383

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$2.13	(1)
2015 Diluted Earnings Per Share		$2.37	(1)
Change		$(0.24)
% Change		(10.1)%

Reconciliation:
2015 Diluted Earnings Per Share		$2.37	(1)

Special Items:
2015 Asset impairment and exit costs		—
2015 Tax items		—
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.28)
Interest		0.03
Change in tax rate		0.03
Impact of shares outstanding and share-based payments		(0.01)
Operations		(0.01)
2016 Diluted Earnings Per Share		$2.13	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD June 2016	YTD June 2015

Net Earnings attributable to PMI	$3,318	$3,682
Less distributed and undistributed earnings attributable
to share-based payment awards	9	13
Net Earnings for basic and diluted EPS	$3,309	$3,669

Weighted-average shares for basic and diluted EPS	1,551	1,549

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	June 30,		December 31,
	2016		2015
Assets
Cash and cash equivalents	$3,814		$3,417
All other current assets	12,232		12,387
Property, plant and equipment, net	5,931		5,721
Goodwill	7,622		7,415
Other intangible assets, net	2,603		2,623
Investments in unconsolidated subsidiaries	948		890
Other assets	1,652		1,503
Total assets	$34,802		$33,956

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$696		$825
Current portion of long-term debt	1,175		2,405
All other current liabilities	10,801		12,156
Long-term debt	28,098		25,250
Deferred income taxes	1,463		1,543
Other long-term liabilities	3,368		3,253
Total liabilities	45,601		45,432

Total PMI stockholders' deficit	(12,556)		(13,244)
Noncontrolling interests	1,757		1,768
Total stockholders' deficit	(10,799)		(11,476)
Total liabilities and stockholders' (deficit) equity	$34,802		$33,956

Total debt	$29,969		$28,480
Total debt to Adjusted EBITDA	2.75	(1)	2.49	(1)
Net debt to Adjusted EBITDA	2.40	(1)	2.19	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$7,134	$4,979	$2,155	$39	$2,116	$—	$2,116	European Union	$6,676	$4,616	$2,060	4.6%	2.7%	2.7%
4,531	2,867	1,664	(171)	1,835	—	1,835	EEMA	4,654	2,807	1,847	(9.9)%	(0.6)%	(0.6)%
5,212	3,079	2,133	(35)	2,168	—	2,168	Asia	5,039	2,894	2,145	(0.6)%	1.1%	1.1%
2,164	1,467	697	(136)	833	—	833	Latin America & Canada	2,394	1,587	807	(13.6)%	3.2%	3.2%
$19,041	$12,392	$6,649	$(303)	$6,952	$—	$6,952	PMI Total	$18,763	$11,904	$6,859	(3.1)%	1.4%	1.4%

2016								2015			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$1,070			$30	$1,040	$—	$1,040	European Union			$1,005	6.5%	3.5%	3.5%
794			(145)	939	—	939	EEMA			853	(6.9)%	10.1%	10.1%
749			(5)	754	—	754	Asia			797	(6.0)%	(5.4)%	(5.4)%
224			(78)	302	—	302	Latin America & Canada			325	(31.1)%	(7.1)%	(7.1)%
$2,837			$(198)	$3,035	$—	$3,035	PMI Total			$2,980	(4.8)%	1.8%	1.8%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,070	$—	$1,070	$30	$1,040	$—	$1,040	European Union	$1,005	$—	$1,005	6.5%	3.5%	3.5%
794	—	794	(145)	939	—	939	EEMA	853	—	853	(6.9)%	10.1%	10.1%
749	—	749	(5)	754	—	754	Asia	797	—	797	(6.0)%	(5.4)%	(5.4)%
224	—	224	(78)	302	—	302	Latin America & Canada	325	—	325	(31.1)%	(7.1)%	(7.1)%
$2,837	$—	$2,837	$(198)	$3,035	$—	$3,035	PMI Total	$2,980	$—	$2,980	(4.8)%	1.8%	1.8%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,040	$2,116	49.1%		$1,040	$2,116	49.1%	European Union	$1,005	$2,060	48.8%		0.3	0.3
939	1,835	51.2%		939	1,835	51.2%	EEMA	853	1,847	46.2%		5.0	5.0
754	2,168	34.8%		754	2,168	34.8%	Asia	797	2,145	37.2%		(2.4)	(2.4)
302	833	36.3%		302	833	36.3%	Latin America & Canada	325	807	40.3%		(4.0)	(4.0)
$3,035	$6,952	43.7%		$3,035	$6,952	43.7%	PMI Total	$2,980	$6,859	43.4%		0.3	0.3

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 10.

			Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$1.15	$1.21	(5.0)%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	—

Adjusted Diluted EPS	$1.15	$1.21	(5.0)%

Less:
Currency impact	(0.08)

Adjusted Diluted EPS, excluding Currency	$1.23	$1.21	1.7%

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$1.15	$1.21	(5.0)%

Less:
Currency impact	(0.08)

Reported Diluted EPS, excluding Currency	$1.23	$1.21	1.7%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions
$13,277	$9,259	$4,018	$(116)	$4,134	$—	$4,134	European Union	$12,898	$8,887	$4,011	0.2%	3.1%	3.1%
8,528	5,262	3,266	(374)	3,640	—	3,640	EEMA	8,801	5,170	3,631	(10.1)%	0.2%	0.2%
9,901	5,800	4,101	(185)	4,286	—	4,286	Asia	9,803	5,503	4,300	(4.6)%	(0.3)%	(0.3)%
4,123	2,776	1,347	(319)	1,666	—	1,666	Latin America & Canada	4,613	3,080	1,533	(12.1)%	8.7%	8.7%
$35,829	$23,097	$12,732	$(994)	$13,726	$—	$13,726	PMI Total	$36,115	$22,640	$13,475	(5.5)%	1.9%	1.9%

2016								2015			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$1,976			$(24)	$2,000	$—	$2,000	European Union			$1,932	2.3%	3.5%	3.5%
1,427			(322)	1,749	—	1,749	EEMA			1,719	(17.0)%	1.7%	1.7%
1,527			(68)	1,595	—	1,595	Asia			1,731	(11.8)%	(7.9)%	(7.9)%
453			(167)	620	—	620	Latin America & Canada			555	(18.4)%	11.7%	11.7%
$5,383			$(581)	$5,964	$—	$5,964	PMI Total			$5,937	(9.3)%	0.5%	0.5%

													Schedule 15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,976	$—	$1,976	$(24)	$2,000	$—	$2,000	European Union	$1,932	$—	$1,932	2.3%	3.5%	3.5%
1,427	—	1,427	(322)	1,749	—	1,749	EEMA	1,719	—	1,719	(17.0)%	1.7%	1.7%
1,527	—	1,527	(68)	1,595	—	1,595	Asia	1,731	—	1,731	(11.8)%	(7.9)%	(7.9)%
453	—	453	(167)	620	—	620	Latin America & Canada	555	—	555	(18.4)%	11.7%	11.7%

$5,383	$—	$5,383	$(581)	$5,964	$—	$5,964	PMI Total	$5,937	$—	$5,937	(9.3)%	0.5%	0.5%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$2,000	$4,134	48.4%		$2,000	$4,134	48.4%	European Union	$1,932	$4,011	48.2%		0.2	0.2
1,749	3,640	48.0%		1,749	3,640	48.0%	EEMA	1,719	3,631	47.3%		0.7	0.7
1,595	4,286	37.2%		1,595	4,286	37.2%	Asia	1,731	4,300	40.3%		(3.1)	(3.1)
620	1,666	37.2%		620	1,666	37.2%	Latin America & Canada	555	1,533	36.2%		1.0	1.0

$5,964	$13,726	43.5%		$5,964	$13,726	43.5%	PMI Total	$5,937	$13,475	44.1%		(0.6)	(0.6)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 14.

			Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$2.13	$2.37	(10.1)%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	—

Adjusted Diluted EPS	$2.13	$2.37	(10.1)%

Less:
Currency impact	(0.28)

Adjusted Diluted EPS, excluding Currency	$2.41	$2.37	1.7%

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$2.13	$2.37	(10.1)%

Less:
Currency impact	(0.28)

Reported Diluted EPS, excluding Currency	$2.41	$2.37	1.7%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)
				For the Year Ended
	For the Year Ended
	June 30,			December 31,
		2016		2015
	July ~ December	January ~ June	12 months
	2015	2016	rolling

Net Earnings	$3,282	$3,447	$6,729	$7,032
Equity (income)/loss in unconsolidated subsidiaries, net	(56)	(37)	(93)	(105)
Provision for Income Taxes	1,160	1,346	2,506	2,688
Interest expense, net	474	470	944	1,008
Depreciation and amortization	377	360	737	754
Extraordinary, unusual or non-recurring expenses, net (1)	68	—	68	68
Adjusted EBITDA	$5,305	$5,586	$10,891	$11,445

			June 30,	December 31,
			2016	2015

Short-term borrowings			$696	$825
Current portion of long-term debt			1,175	2,405
Long-term debt			28,098	25,250
Total Debt			$29,969	$28,480
Less: Cash and cash equivalents			3,814	3,417
Net Debt			$26,155	$25,063

Ratios:
Total Debt to Adjusted EBITDA			2.75	2.49
Net Debt to Adjusted EBITDA			2.40	2.19

(1) Asset Impairment and Exit Costs at Operating Income level.

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Six Months Ended June 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities (1)	$2,374	$3,675	(35.4)%	$2,836	$3,300	(14.1)%

Less:
Capital expenditures	254	210		480	413

Free cash flow	$2,120	$3,465	(38.8)%	$2,356	$2,887	(18.4)%

Less:
Currency impact	(595)			190
Free cash flow, excluding currency	$2,715	$3,465	(21.6)%	$2,166	$2,887	(25.0)%

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities (1)	$2,374	$3,675	(35.4)%	$2,836	$3,300	(14.1)%

Less:
Currency impact	(612)			139
Net cash provided by operating activities, excluding currency	$2,986	$3,675	(18.7)%	$2,697	$3,300	(18.3)%

(1) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2015

Reported Diluted EPS	$4.42

Adjustments:
Asset impairment and exit costs	0.03
Tax items	(0.03)

Adjusted Diluted EPS	$4.42